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                                                                     Exhibit 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP

                           FORM 10-QSB MARCH 31, 2000

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

         1. Statement of Cash Available for Distribution for the three months ended March 31, 2000:

                   Net income                                                                       $          151,000
                   Add:      Depreciation and amortization charged to income not
                             affecting cash available for distribution                                          22,000
                             Minimum lease payments received, net of interest
                             income earned, on leases accounted for under the
                             financing method                                                                   54,000
                   Less:     Reserves for improvements and leasing costs                                             -
                                                                                                    -------------------

                             Cash Available for Distribution                                        $          227,000
                                                                                                    ===================
                             Distributions allocated to General Partners                            $                -
                                                                                                    ===================
                             Distributions allocated to Limited Partners                            $          227,000
                                                                                                    ===================

         2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2000:

                         Entity Receiving                                  Form of
                           Compensation                                 Compensation                               Amount
                   ------------------------------    ----------------------------------------------------    --------------------

                   Winthrop
                   Management LLC                    Property Management Fees                                $             4,000

                   General Partners                  Interest in Cash Available for Distribution             $                 -

                   WFC Realty Co., Inc.
                   (Initial Limited Partner)         Interest in Cash Available for Distribution             $             1,044


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